UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2019

PARSLEY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street Suite 3000 Austin, Texas 78701
(Address of Principal Executive Offices) (Zip Code)

(737) 704-2300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 23, 2019, Parsley Energy, Inc. (the “Company”), Parsley Energy, LLC (“Parsley LLC”), as borrower, certain subsidiaries of Parsley LLC (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other lenders party thereto entered into the Seventh Amendment to Credit Agreement (the “Seventh Amendment”). The Seventh Amendment amends the Credit Agreement, dated as of October 28, 2016 (as previously amended and as further amended by the Seventh Amendment, the “Credit Agreement”), by and among the Company, Parsley LLC, the Guarantors, the Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent, and the other lenders party thereto.
The Seventh Amendment, among other things, modified the terms of the Credit Agreement to (i) increase the borrowing base under the Credit Agreement from $2.3 billion to $2.7 billion (although the aggregate elected commitments of the lenders under the Credit Agreement remained at $1.0 billion), (ii) increase the Aggregate Maximum Credit Amounts (as defined in the Credit Agreement) from $2.5 billion to $5.0 billion, (iii) reduce the minimum title coverage requirement from 85% to 80% of the total value of each of (a) Parsley LLC’s and its restricted subsidiaries’ proved oil and gas properties and (b) Parsley LLC’s and its restricted subsidiaries’ proved, developed and producing reserves, in each case, as evaluated in the most recent reserve report, (iv) provide additional flexibility, subject to certain conditions, to redeem any senior notes or permitted refinancing debt and to make restricted payments, (v) provide additional flexibility, subject to certain conditions, to incur any senior notes or permitted refinancing debt in a principal amount in excess of the aggregate principal amount of senior notes or refinanced debt refinanced with such permitted refinanced debt without a reduction in the borrowing base; (vi) provide enhanced flexibility, subject to certain conditions, to make investments in and dispose of certain midstream assets; (vii) remove certain affirmative covenants; and (viii) provide, subject to certain conditions, for additional cash netting in determining Parsley LLC’s and its subsidiaries’ compliance with the consolidated leverage ratio financial covenant under the Credit Agreement.
The Administrative Agent, the other lenders party to the Credit Agreement, and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.
The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1
Seventh Amendment to Credit Agreement, dated April 23, 2019, among Parsley Energy, LLC, as borrower, Parsley Energy, Inc., each of the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

	By:	/s/ Colin W. Roberts
Colin W. Roberts
Executive Vice President—General Counsel
Dated: April 24, 2019

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